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Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We consent to the reference to our firm under the caption "Independent Registered Public Accounting Firm" in the Registration Statement (Form S-4 No. 333-        ) and related Prospectus of Fleetwood Enterprises, Inc. for the sale of $              of      % Convertible Senior Subordinated Debentures due 2025 and to the incorporation by reference therein of our reports dated July 5, 2005, with respect to the consolidated financial statements and schedule of Fleetwood Enterprises, Inc., Fleetwood Enterprises, Inc. management's assessment of the effectiveness of internal control over financial reporting, and the effectiveness of internal control over financial reporting of Fleetwood Enterprises, Inc., included in its Annual Report (Form 10-K) for the year ended April 24, 2005, filed with the Securities and Exchange Commission.

                      /s/ Ernst & Young LLP

Orange County, California
July 18, 2005

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CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM